Exhibit 3.36

THIRTY-FOURTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawal and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admissions of said partners, the number of general partners is 607.

In affirmation thereof, the facts stated above are true.

Dated: March 20, 2025

General Partner:

By ________/s/ Penny Pennington __________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Wittig, Diana Rae	3/1/2025	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Lydon, Christopher	3/1/2025	12555 Manchester Road	St. Louis, MO 63131
Wittig Living Trust	3/1/2025	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Thirty-Fourth Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.